Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

UNIVERSAL HEALTH SERVICES, INC.

(A DELAWARE CORPORATION)

Amended and Restated Effective September 21, 2022

ARTICLE 1 OFFICES

Section 1.1 Registered Office.  The registered office of the corporation in the State of Delaware will be as set forth in the Certificate of Incorporation of the corporation (as it may be amended and/or restated from time to time, the “Certificate of Incorporation”).

Section 1.2 Other Offices.  The corporation will also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 2 CORPORATE SEAL

Section 2.1 Corporate Seal.  The Board of Directors may adopt a corporate seal.  If adopted, the corporate seal will consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.”  Said seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or otherwise.

ARTICLE 3 STOCKHOLDERS’ MEETINGS

Section 3.1 Place of Meetings.  Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors.  The Board of Directors may determine, in its sole discretion, that the meeting will not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).

Section 3.2 Annual Meetings.

(a)The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may properly come before it, will be held on such date and at such time as may be designated from time to time by the Board of Directors.  The corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.  Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders (with respect to business other than nominations); (ii) brought specifically by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 3.2(b) below, who is entitled to vote at the meeting and, with respect to a nomination, on the election of the candidate(s) nominated by such stockholder at the meeting and who complied with the notice procedures set forth in Section 3.2.  For the avoidance of doubt, clause (iii) above will be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.

(b)At an annual meeting of the stockholders, only such business (other than the nominations of persons for election to the Board of Directors) will be conducted as is a proper matter for stockholder action under Delaware law and only such nominations or other business will be conducted as will have been properly brought before the meeting in accordance with the procedures below.

(i)For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 3.2(a), the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 3.2(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 3.2(c).  Such stockholder’s notice will set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee; (2) the principal occupation or employment of such nominee; (3) the class or series and number of shares of each class or series of capital stock of the corporation that are owned of record and beneficially by such nominee; (4) the date or dates on which such shares were acquired and the investment intent of such acquisition; and (5) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act (including such person’s written consent to being named as a nominee in the corporation’s proxy statement and to serving as a director if elected); (B) the information required by Section 3.2(b)(iv) and (C) the questionnaire and representations required by Section 3.2(k).  The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.    The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting by the class of stockholders for which such stockholder is entitled to vote .

(ii)Other than proposals sought to be included in the corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 3.2(a), the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 3.2(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 3.2(c).  Such stockholder’s notice will set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section

3.2(b)(iv).

(iii)To be timely, the written notice required by Section 3.2(b)(i) or Section 3.2(b)(ii) must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 3.2(b)(iii), in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  In no event will an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iv)The written notice required by Section 3.2(b)(i) or Section 3.2(b)(ii) will also set forth, as of the date of the notice and as to each stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each stockholder giving the notice, as each appears on the corporation’s books, and the name and address of each beneficial owner, if any, on whose behalf the nomination or proposal is made; (B) the class, series and number of shares of the capital stock of the corporation that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 3.2(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 3.2(b)(ii)); (E) a representation as to whether the Proponents intend or are part of a group that intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 3.2(b)(i)) or to carry such proposal (with respect to a notice under Section 3.2(b)(ii)) or otherwise solicit proxies or votes from stockholders in support of such nomination or proposal; (F) to the extent known by any Proponent, the name and address of any other stockholder (including any beneficial owner) supporting the nomination or proposal and the class, series and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholder or other beneficial owner; (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions; (H) any other information relating to such Proponents required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and for the election of directors in an election contest pursuant to and in accordance with the 1934 Act, as applicable and (I) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the 1934 Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the corporation; (J) any rights to dividends  or other distributions on the shares of any class or series of capital stock of the corporation, directly or indirectly, owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation; (K) any performance-related fees (other than an asset based fee) that such stockholder or beneficial owner, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the corporation or any Derivative Transaction; and (L) a representation as to whether or not any Proponent intends to solicit proxies in support of director nominees other than the corporation’s director nominees in accordance with Rule 14a-19 promulgated under the 1934 Act and if so, such notice shall include at the time notice is required to be delivered under Section 3.2(b)(iii) of these by laws any information required to be delivered under Rule 14a-19.  .

(c)A stockholder providing written notice required by Section 3.2(b)(i) or Section 3.2(b)(ii) will update and supplement the information required by Section 3.2(b)(i) and Section 3.2(b)(iv)(A)-(C), (F)-(K), with respect to nominations, and the information required by Section 3.2(b)(ii) and Section 3.2(b)(iv)(A)-(C), (F)-(K), with respect to other proposals in such notice in writing, if necessary, so that such information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting.  In the case of an update and supplement pursuant to clause (i) of this Section 3.2(c), such update and supplement will be received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting.  In the case of an update and supplement pursuant to clause (ii) of this Section 3.2(c), such update and supplement will be received by the Secretary at the principal executive offices of the corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.

(d)Notwithstanding anything in Section 3.2(b)(iii) to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 3.2(b)(iii) and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 3.2 and that complies with the requirements in Section 3.2(b)(i) and Section 3.2(b)(iv), will also be considered timely, but only with respect to nominees for the additional directorships, if it will be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(e)Except as otherwise provided in the 1934 Act, a person will not be eligible for election or re-election as a director unless the person is nominated either in accordance with clause (ii) of Section 3.2(a), or in accordance with clause (iii) of Section 3.2(a) and only such business will be conducted at a meeting of stockholders of the corporation as will have been brought before the meeting in accordance with clauses (i) – (iii) of Section 3.2(a).  Except as otherwise required by law, the chairperson of the meeting will have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations in Section 3.2(b)(iv)(D) and Section 3.2(b)(iv)(E), to declare that such proposal or nomination will not be presented for stockholder action at the meeting and will be disregarded, notwithstanding that proxies in respect of such nomination or such business may have been solicited or received.

(f)Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of the meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or the stockholders pursuant to Section 3.3(a) or (ii) provided that the Board of Directors or the stockholders pursuant to Section 3.3(a) has determined that directors will be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in this paragraph, who will be entitled to vote at the meeting and who delivers written notice to the Secretary of the corporation setting forth the information required by Section 3.2(b)(i) and Section 3.2(b)(iv).  The stockholder will also update and supplement such information as required under Section 3.2(c).  The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting by the class of stockholders for which  such stockholder is entitled to vote. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if written notice setting forth the information required by Section 3.2(b)(i) and Section 3.2(b)(iv) will be received by the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed to be elected at such meeting.    In no event will an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Notwithstanding the foregoing provisions of this Section 3.2(f), unless otherwise required by law, if the stockholder (or a qualified representative (as defined in Section 3.2(i)) of the stockholder) does not appear at the special meeting of stockholders of the corporation to present a nomination, such nomination will be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(g)Notwithstanding the foregoing provisions of this Section 3.2, all stockholders shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.2; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 3.2 (including paragraphs (A)(1)(c) and (B) hereof).  Nothing in these Bylaws will be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(h)For purposes of Section 3.2 and Section 3.3,

(i)“affiliates” and “associates” will have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended;

(ii)“Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial: (A) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation; (B) that otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation; (C) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or (D) that provides the right to vote or increase or decrease the voting power of such Proponent, or any of its affiliates or associates, with respect to any securities of the corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member; and

(iii)“public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act or by such other means reasonably designed to inform the public or security holders in general of such information including, without limitation, posting on the corporation’s investor relations website.

(i)Notwithstanding the foregoing provisions of this Section 3.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present a nomination or proposed business, such nomination will be disregarded and such proposed business will not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.  For purposes of this Section 3.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(j)In addition to the requirements set forth elsewhere in these Bylaws, to be eligible to be a nominee for election or re-election as a director of the corporation, such proposed nominee or a person on such proposed nominee’s behalf must deliver (with respect to a nomination made by a stockholder pursuant to this Section 3.2, in accordance with the time periods for delivery of timely notice under this Section 3.2), to the Secretary of the corporation at the principal executive offices of the corporation a completed and signed questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, and (iii) would be in compliance, if elected as a director of the corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the corporation applicable to directors.

(k)Notwithstanding the foregoing provisions of this Section 3.2, unless otherwise required by law, if a stockholder (i) provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(3) promulgated under the 1934 Act, then the corporation shall disregard any proxies or votes solicited for any nomination made by such stockholder.  Upon request by the corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act, such stockholder shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act.

Section 3.3 Special Meetings.

(a)Special meetings of the stockholders of the corporation (i) may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (A) the Chair of the Board, (B) the Chief Executive Officer, or (C) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) and (ii) will be called, for any purpose as is a proper matter for stockholder action under Delaware law, by the Secretary of the corporation upon the written request of one or more stockholders of record who Own (as defined below) shares representing at least a majority of the voting power of all outstanding shares of capital stock of the corporation that are entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percent”) at the time the request is delivered and have complied with the other requirements of this Section 3.3 (a “Stockholder-Requested Meeting”).  A request to call a special meeting pursuant to clause (ii) of this Section 3.3(a) will not be valid unless made in accordance with the requirements and procedures set forth in Section 3.3.  Except as may otherwise be required by law, the Board of Directors will determine, in its sole judgment, the validity of any request under clause (ii) of this Section 3.3(a), including whether such request was properly made in compliance with these Bylaws.

(b)For a special meeting called pursuant to clause (i) of Section 3.3(a), the Board of Directors will determine the date, time and place, if any, of such special meeting.  Upon determination of the date, time and place, if any, of the meeting, the Secretary will cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 3.4.  For a Stockholder-Requested Meeting to be called, one or more written requests (the “Special Meeting Request”)  signed and dated by stockholders of record and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent, who collectively Own, as of the time the request or requests are delivered to the Secretary of the corporation, at least the Requisite Percent (the “Requesting Stockholders”) must be delivered to the Secretary of the corporation.  The Special Meeting Request must also (i) include a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (ii) set forth the business or nominations (including the identity of nominees for election as a director, if any) proposed to be acted on at the meeting and include the information, statements, representations, questionnaires, agreements and other documents, as applicable, that would be required to be set forth in or included with a stockholder’s notice pursuant to Section 3.2 of these Bylaws (including Section 3.2(b)(i) (for nominations), Section 3.2(b)(ii) (for the proposal of business other than nominations) and Section 3.2(b)(iv) (for each stockholder submitting the Special Meeting Request and each of other person (including any beneficial owner) on whose behalf the stockholder is acting)), (iii) not be an Excluded Request (as defined below), (iv) be delivered personally or sent by certified or registered mail, return receipt requested, to the Secretary at the principal executive offices of the corporation within 60 days of the earliest date of such requests, (v) include documentary evidence that the Requesting Stockholders own the Requisite Percent provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percent, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially Own the Requisite Percent (vi) a representation that a Requesting Stockholder or a qualified representative (as defined in Section 3.2(i)) thereof intends to appear in person or by proxy at the special meeting to present the nomination(s) or business to be brought before the special meeting, and (vii) an agreement by the Requesting Stockholders to notify the corporation promptly in the event of any disposition prior to the date of the special meeting of shares of the corporation owned beneficially or of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares.  The stockholder will also update and supplement such information as required under Section 3.2(c).  If the Board of Directors determines that a Special Meeting Request pursuant to clause (ii) of Section 3.3(a) is valid, the Board of Directors will determine the date, time and place, if any, of a Stockholder-Requested Meeting, which date and time will not be more than ninety (90) days after the Board of Directors determines that the Special Meeting Request is valid, and will set a record date for the determination of stockholders entitled to vote at such meeting in the manner set forth in Section 7.4 hereof.  Following determination of the date, time and place, if any, of the meeting, the Secretary will cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 3.4 of these Bylaws.  No business may be transacted at a special meeting, including a Stockholder-Requested Meeting, other than as specified in the notice of meeting; provided, however, that the Board of Directors will have the authority in its discretion to include additional matters in the notice of any special meeting, including a Stockholder-Requested Meeting. If none of the stockholders who submitted the written request for a Stockholder-Requested Meeting (or a qualified representative thereof, as defined in Section 3.2(h) of these Bylaws) appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the written request, the corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation.  The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled pursuant to this Section 3.3 except that, subject to Section 3.3(c), the Board may not cancel a Stockholder-Requested Meeting.  An “Excluded Request” will mean a Special Meeting Request that (t) relates to an item of business that is not a proper matter for stockholder action under, or that involves a violation of, applicable law (as determined in good faith by the Board), (u) does not comply with the requirements of this Section 3.3,  (v)  is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting, (w) includes an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”), other than the election of directors, to an item that was presented at an annual or special meeting of stockholders held not more than twelve (12) months before the Special Meeting Request is delivered;

(x) includes a Similar Item to an item that was presented at an annual or special meeting of stockholders held not more than ninety (90) days before the Special Meeting Request is delivered (and, for purposes of this clause (x), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (y) includes a Similar Item to an item that is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within ninety (90) days of the receipt by the corporation of a Special Meeting Request; or (z) was made in a manner that involved a violation of Regulation 14A under the 1934 Act or other applicable law.

(c)Any stockholder who submitted a Special Meeting Request may revoke its written request by written revocation delivered to the Secretary at the principal executive offices of the corporation at any time prior to the Stockholder-Requested Meeting.  A Special Meeting Request will be deemed revoked (and any meeting scheduled in response may be cancelled) if the stockholders submitting the Special Meeting Request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to Own at least the Requisite Percent at all times between the date the Special Meeting Request is received by the corporation and the date of the applicable StockholderRequested Meeting, and the Requesting Stockholder will promptly notify the Secretary of any decrease in ownership of shares of stock of the corporation that results in such a revocation.  If, as a result of any revocations, there are no longer valid unrevoked written requests from the Requisite Percent, the Board of Directors will have the discretion to determine whether or not to proceed with the Stockholder-Requested Meeting.

(d)For purposes of this Section 3.3, a stockholder is deemed to “Own” only those outstanding shares of capital stock of the corporation that are entitled to vote as to which the person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (i) and (ii) will not include any shares (A) sold by such person in any transaction that has not been settled or closed, (B) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of capital stock of the corporation that are entitled to vote generally in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person.  A stockholder “Owns” shares held in the name of a nominee or other intermediary so long as the person retains both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in the shares.  The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder.

(e)In determining whether a special meeting of stockholders has been requested by stockholders representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the corporation will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined in good faith by the Board of Directors (which, if such purpose is the election or removal of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant Special Meeting Request), and (B) such Special Meeting Requests have been dated and delivered to the Secretary of the corporation within 60 days of the earliest dated Special Meeting Request.

(f)Notwithstanding the foregoing provisions of this Section 3.3, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 3.3.  Nothing in these Bylaws will be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 if required under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and will not limit the requirements applicable to nominations for the election to the Board of Directors or proposals of other business to be considered pursuant this Section 3.3.

Section 3.4 Notice of Meetings.  Except as otherwise provided by law, notice, given in writing or by electronic transmission in accordance with the DGCL, of each meeting of stockholders will be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting and, in the case of special meetings, the purpose or purposes of the meeting.  Notice to stockholders may be given in any matter as permittee by the DGCL.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.  Notice of any meeting of stockholders (to the extent required) may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his, her or its attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Any stockholder so waiving notice of such meeting will be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 3.5 Quorum and Voting of Shares.

(a)At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting will constitute a quorum for the transaction of business.  Where a separate vote by a class or classes or series is required, except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the holders of a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, will constitute a quorum entitled to take action with respect to that vote on that matter.  In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairperson of the meeting or by vote of the holders of a majority of the voting power of the shares represented thereat, but no other business will be transacted at such meeting.  The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b)Each stockholder represented at a meeting of stockholders shall be entitled, for each share of the capital stock entitled to vote thereat held by such stockholder, such number of common stock votes as are set forth for such share in the Certificate of Incorporation as in effect from time to time.  For purposes of these Bylaws, the term “voting power” means, with respect to each outstanding share of capital stock of the corporation, the number of votes which a holder of such share shall be entitled, at the time, to vote in the determination of a particular question or matter.

(c)All matters presented to the stockholders at a meeting at which a quorum is present, other than the election of directors, will, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the corporation, or any law or regulation applicable to the corporation or its securities, in which case such different or minimum vote will be the applicable vote on the matter, be decided by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting (excluding abstentions and broker non-votes).  Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors will be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors.

Section 3.6 Adjournment and Notice of Adjourned Meetings.  Any meeting of stockholders, whether annual or special, may be adjourned from time to time to reconvene at the same or some place, if any, and notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication , if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors will fix a new record date for notice of such adjourned meeting in accordance with the DGCL, and will give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date fixed for notice of such adjourned meeting.

Section 3.7 Voting Rights.  For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 3.88, will be entitled to vote at any meeting of stockholders.  Every person entitled to vote will have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law.  An agent so appointed need not be a stockholder.  No proxy will be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

Section 3.8 List of Stockholders.  The Secretary will prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number and class of shares registered in the name of each stockholder.  Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten days ending on the day before the meeting date during ordinary business hours, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation.  In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.

Section 3.9 Action Without Meeting.  No action will be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action will be taken by the stockholders by written consent or by electronic transmission.

Section 3.10 Organization.

(a)At every meeting of stockholders, the Chair of the Board, or, if a Chair of the Board has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, the President, or, if the President is absent, a chairperson of the meeting designated by the Board of Directors, or in the absence of such designation, a chairperson of the meeting chosen at the meeting will act as chairperson.  Notwithstanding the foregoing, the Chair of the Board may appoint the Chief Executive Officer as chairperson of the meeting.  The Secretary, or, in his or her absence, an Assistant Secretary or other officer or other person directed to do so by the Chief Executive Officer or the President, will act as secretary of the meeting.

(b)The Board of Directors of the corporation may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it will deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, if any, the chairperson of the meeting will have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on attendance at or participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairperson shall determine, restrictions on entry to the meeting after the time fixed for the commencement thereof, and limitations on the time allotted to questions or comments by participants.  The date and time of the opening and closing of the polls for each matter on which the stockholders will vote at the meeting will be announced at the meeting by the chairperson of the meeting.  Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders will not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE 4 DIRECTORS

Section 4.1 Number and Term of Office.  The authorized number of directors of the corporation will be fixed in accordance with the Certificate of Incorporation.  Directors need not be stockholders unless so required by the Certificate of Incorporation.

Section 4.2 Powers.  The business and affairs of the corporation will be managed by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 4.3 Terms of Directors.  The terms of directors shall be as set forth in the Certificate of Incorporation.  No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director.

Section 4.4 Vacancies.    Vacancies and newly created directorships shall be filed as set forth in the Certificate of Incorporation.

Section 4.5 Resignation.  Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary.  When one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, will have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations will become effective, and each director so chosen will hold office for the unexpired portion of the term of the director whose place will be vacated and until his or her successor will have been duly elected and qualified.

Section 4.6 Removal.  Subject to any limitations imposed by applicable law or the provisions of the Certificate of Incorporation, removal of directors will be as provided in Section 141(k) of the DGCL.

Section 4.7 Meetings

(a)Regular Meetings.  Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing or by electronic mail or other electronic means.  No further notice will be required for regular meetings of the Board of Directors.

(b)Special Meetings.  Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chair of the Board, the Chief Executive Officer or a majority of the authorized number of directors.

(c)Meetings by Electronic Communications Equipment.  Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means will constitute presence in person at such meeting.

(d)Notice of Special Meetings.  Notice of the time and place of all special meetings of the Board of Directors will be given to each director (1) in writing or (2) by electronic mail or other electronic means at least twenty-four (24) hours before the date and time of the meeting.  If notice is sent by US mail, it will be sent by first class mail, postage prepaid at least three (3) days before the date of the meeting.  Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e)Waiver of Notice.  The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, will be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice will sign a written waiver of notice or will waive notice by electronic transmission.  All such waivers will be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.8 Quorum and Voting.

(a)Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors will consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation.

(b)At each meeting of the Board of Directors at which a quorum is present, all questions and business will be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 4.9 Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission.  After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee.  Such filing will be in paper form if the minutes are maintained in paper form and will be in electronic form if the minutes are maintained in electronic form.

Section 4.10 Fees and Compensation.  Directors will be entitled to such compensation for their services as may be approved by the Board of Directors, including, without limitation, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors.  Nothing herein contained will be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 4.11 Committees.

(a)General.  The corporation hereby elects to by governed by

Section 141(c)(2) of the DGCL.

(b)Executive Committee.  The Board of Directors may appoint an Executive Committee to consist of one or more members of the Board of Directors.  The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors, may have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee will have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.

(c)Other Committees.  The Board of Directors may, from time to time, appoint such other committees as may be permitted by law.  Such other committees appointed by the Board of Directors will consist of one or more members of the Board of Directors and will have such powers and perform such duties as may be permitted by law and prescribed by the resolution or resolutions creating such committees, but in no event will any such committee have the powers denied to the Executive Committee in these Bylaws.

(d)Term.  The Board of Directors, subject to the provisions of subsections (b) or (c) of this Section 4.11 may at any time increase or decrease the number of members of a committee or terminate the existence of a committee.  The membership of a committee member will terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors.  The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(e)Meetings.  Unless the Board of Directors will otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 4.11 will be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter.  Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, on notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors.  Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee will constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present will be the act of such committee.

Section 4.12 Duties of Non-Executive Chair.  .    The Board, in its discretion, may elect or appoint a Chair of the Board (who must be a director and, unless elected or appointed in accordance with Article 5 of these Bylaws, is not an officer of the Corporation) (a “Non-Executive Chair”). The Non-Executive Chair, if any, shall, if present, preside at each meeting of the Board and of the stockholders.  The Non-Executive Chair shall exercise such other powers and perform such other duties as shall be assigned to or required of the Non-Executive Chair from time to time by the Board or by these Bylaws.  For every purpose under these Bylaws, unless provided otherwise, a Non-Executive Chair or an Executive Chair, (as defined in Article 5 of these Bylaws) shall be characterized as the “Chair of the Board” or the “Chair.”

Section 4.13 Duties of Lead Independent Director.  One of the independent directors may be designated by the Board of Directors as lead independent director to serve until replaced by the Board of Directors (“Lead Independent Director”).  If appointed, the Lead Independent Director will: establish the agenda for meetings of the independent directors; coordinate with the committee chairs regarding meeting agendas and informational requirements; preside over meetings of the independent directors; preside over any portions of meetings of the Board of Directors at which the evaluation or compensation of the Chief Executive Officer is presented or discussed; preside over any portions of meetings of the Board of Directors at which the performance of the Board of Directors is presented or discussed; and perform such other duties as may be established or delegated by the Board of the Directors.

Section 4.14 Organization.  At every meeting of the directors, the Chair of the Board, or, if a Chair of the Board has not been appointed or is absent, the Chief Executive Officer (if a director), or, if a Chief Executive Officer is absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairperson of the meeting chosen by a majority of the directors present, will preside over the meeting.  The Secretary, or in his or her absence, any Assistant Secretary or other officer, director or other person directed to do so by the person presiding over the meeting, will act as secretary of the meeting.

ARTICLE 5 OFFICERS

Section 5.1 Officers Designated.  The officers of the corporation will include, if and when designated by the Board of Directors, a Chief Executive Officer, and a Secretary.  The Board of Directors may also appoint a President, one or more Vice Presidents, a Treasurer, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers and such other officers and agents with such powers and duties as it deems necessary or desirable.  The Board of Directors may assign such additional titles to one or more of the officers as it deems appropriate.  Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law.  The salaries and other compensation of the officers of the corporation will be fixed by or in the manner designated by the Board of Directors or a committee thereof to which the Board of Directors has delegated such responsibility.

Section 5.2 Tenure and Duties of Officers.

(a)General.  All officers will hold office at the pleasure of the Board of Directors and until their successors have been duly elected and qualified, subject to their earlier resignation or removal.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors, by any committee of the Board of Directors to which such authority has been delegated, or by any officer to whom such power has been delegated by the Board of Directors or such committee.

(b)Duties of Executive Chair.  The Board, in its discretion, may elect or appoint a Chair of the Board who shall be a member of the Board and an officer of the Corporation (the “Executive Chair”).  The Executive Chairman, if any,  shall if present, preside at each meeting of the Board and of the stockholders.  As an executive officer of the Company, the Executive Chair will report to the Board of Directors and will (i) have responsibility for the agenda and schedule of all meetings of the Board of Directors and (ii) assist the Chief Executive Officer in dealings with the corporation’s stockholders, planning corporate strategy and supporting the Chief Executive Officer throughout the planning and execution of the corporation’s business plan.  The Executive Chair will have all such other powers and perform such other duties as may be assigned by the Board of Directors from time to time.

(c)Duties of Chief Executive Officer.  Unless an officer has been appointed Chief Executive Officer of the corporation, the President will be the Chief Executive Officer of the corporation and will, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation.  To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President will be deemed references to the Chief Executive Officer.  The Chief Executive Officer will perform other duties commonly incident to the office and will also perform such other duties and have such other powers, as the Board of Directors designate from time to time.

(d)Duties of President.  Unless another officer has been appointed Chief Executive Officer of the corporation, the President will be the chief executive officer of the corporation and will, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation.  The President will perform other duties commonly incident to the office and will also perform such other duties and have such other powers, as the Board of Directors (or the Chief Executive Officer, if the Chief Executive Officer and President are not the same person and the Board of Directors has delegated the designation of the President’s duties to the Chief Executive Officer) designate from time to time.

(e)Duties of Vice Presidents.  A Vice President as designated and directed by the Board of Director may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant (unless the duties of the President are being filled by the Chief Executive Officer).  A Vice President will perform other duties commonly incident to their office and will also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or the President designate from time to time.

(f)Duties of Secretary.  The Secretary will attend all meetings of the stockholders and of the Board of Directors and will record all acts and proceedings thereof in the minute book of the corporation.  The Secretary will give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice.  The Secretary will perform all other duties provided for in these Bylaws and other duties commonly incident to the office and will also perform such other duties and have such other powers, as the Board of Directors will designate from time to time.  The Chief Executive Officer, or if no Chief Executive Officer is then serving, the President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary will perform other duties commonly incident to the office and will also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President designate from time to time.

(g)Duties of Chief Financial Officer.  The Chief Financial Officer will keep or cause to be kept the books of account of the corporation in a thorough and proper manner and will render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President.  The Chief Financial Officer, subject to the order of the Board of Directors, will have the custody of all funds and securities of the corporation.  The Chief Financial Officer will perform other duties commonly incident to the office and will also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President designate from time to time.  .

(h)Duties of Treasurer.  The Treasurer will keep or cause to be kept the books of account of the corporation in a thorough and proper manner and will render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President, and, subject to the order of the Board of Directors and the  Chief Financial Officer (if not Treasurer) have the custody of all funds and securities of the corporation.  The Treasurer and any Assistant Treasurer will perform other duties commonly incident to the office and will also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President or Chief Financial Officer (if not Treasurer) designate from time to time.

Section 5.3 Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 5.4 Resignations.  Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President or to the Secretary.  Any such resignation will be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation will become effective at such later time.  Unless otherwise specified in such notice, the acceptance of any such resignation will not be necessary to make it effective.  Any resignation will be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 5.5 Removal.  Any officer may be removed from office at any time, either with or without cause, by the Board of Directors, or by any duly authorized committee thereof or by the Chief Executive Officer or by other officer on whom such power of removal may have been conferred by the Board of Directors.

ARTICLE 6 VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 6.1 Voting of Securities Owned by the Corporation.  Unless otherwise provided by resolution adopted by the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in any manner permitted under applicable law, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such proxies or other instruments as he or she may deem necessary or proper.  Any of the rights set forth in this Section 6.1 which may be delegated to an attorney or agent may also be exercised directly by the Chair of the Board, the Chief Executive Officer, the President or any Vice President.

ARTICLE 7 SHARES OF STOCK

Section 7.1 Form and Execution of Certificates.  The shares of the corporation will be represented by certificates, or will be uncertificated if so provided by resolution or resolutions of the Board of Directors.  Certificates for the shares of stock, if any, will be in such form as is consistent with the Certificate of Incorporation and applicable law.  Every holder of stock in the corporation represented by certificate will be entitled to have a certificate signed by or in the name of the corporation by any two (2) authorized officers of the corporation, including, but not limited to, the Chair of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or Assistant Treasurer, the Secretary or Assistant Secretary, or any other authorized officers of the corporation, certifying the number of shares owned by him in the corporation.  Any or all of the signatures on the certificate may be facsimiles.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate will have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 7.2 Lost Certificates.  Upon receipt of evidence reasonably satisfactory to the corporation (an affidavit of the registered holder, without bond, will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of common stock of the corporation and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the corporation (provided that if the holder is a financial institution, with net assets in excess of $5 million, its own agreement of indemnity will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 7.3 Transfers.

(a) Shares of the corporation shall be transferable in the manner prescribed by law and in these bylaws.  Shares of stock of the corporation shall be transferred on the books of the corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps.  No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing the names of the persons from and to whom it was transferred.

Section 7.4 Fixing Record Dates.

(a)In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date will not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date will, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date will not precede the date on which the resolution fixing the record date is adopted, and which record date will be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.5 Registered Stockholders.  The corporation will be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it will have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE 8 OTHER SECURITIES OF THE CORPORATION

Section 8.1 Execution of Other Securities.  All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 7.1), may be signed by the Chair of the Board, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors; provided, however, that where any such bond, debenture or other corporate security will be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security will be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons.  Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, will be signed by the Chief Financial  Officer,  Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person.  In case any officer who will have signed or attested any bond, debenture or other corporate security, or whose facsimile signature will appear thereon or on any such interest coupon, will have ceased to be such officer before the bond, debenture or other corporate security so signed or attested will have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature will have been used thereon had not ceased to be such officer of the corporation.

ARTICLE 9 DIVIDENDS

Section 9.1 Declaration of Dividends.  Dividends on the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors from time to time.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 9.2 Dividend Reserve.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors will think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE 10 FISCAL YEAR

Section 10.1 Fiscal Year.  The fiscal year of the corporation will be fixed by resolution of the Board of Directors.

ARTICLE 11 INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 11.1 Indemnification and Advancement of Expenses.

(a)Directors and Officers.  The corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that such director or officer, or a person for whom such director or officer is the legal representative, is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership (a “covered person”), joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 11.1(d), the corporation shall be required to indemnify a person in connection with any Proceeding (or part thereof) initiated by such person only if the Proceeding was authorized in the specific case by the Board of Directors.

(b)Employees and other Agents.  The corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that such employee or agent, or a person for whom such employee or agent is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

(c)Advancement of Expenses.  The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any covered person, and may pay the expenses incurred by any employee or agent of the corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article 11 or otherwise.

(d)Determination; Claim.  If a claim for indemnification (following the final disposition of such Proceeding) under this Article 11 is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article 11 is not paid in full within thirty (30) days, after a written claim therefor has been received by the corporation the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law.  In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

(e)Non-Exclusivity of Rights.  The rights conferred on any person by this Article 11 shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office.  The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.

(f)Survival of Rights.  The rights conferred on any person by this Article 11shall continue as to a person who has ceased to be a director, officer, employee or other agent and will inure to the benefit of the heirs, executors and administrators of such a person.

(g)Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.  For purposes of this provision, insurance shall, to the extent permitted by law, include any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company organized and licensed in compliance with the laws of any jurisdiction.

(h)Amendment or Repeal; Interpretation.  The provisions of this Article 11 shall constitute a contract between the corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the corporation (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and pursuant to this Article 11, the corporation intends to be legally bound to each such current or former director or officer of the corporation.  With respect to current and former directors and officers of the corporation, the rights conferred under this Article 11 are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses Bylaws.  With respect to any directors or officers of the corporation who commence service following adoption of these Bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the corporation.  Any repeal or modification of the foregoing provisions of this Article 11 shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the corporation in effect prior to the time of such repeal or modification.  Any reference to an officer of the corporation in this Article 11 shall be deemed to refer exclusively to the Chief Executive Officer, President, and Secretary, or other officer of the Corporation appointed by (x) the Board pursuant to Article 5 of these Bylaws or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article 5 of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  The fact that any person who is or was an employee of the corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article 11.

(i)Other Indemnification.  The corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

(j)Saving Clause.  If this Article 11 or any portion hereof will be invalidated on any ground by any court of competent jurisdiction, then the corporation will nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Article 11 that will not have been invalidated, or by any other applicable law.  If this Article 11 will be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation will indemnify each director and executive officer to the full extent under any other applicable law.

ARTICLE 12 NOTICES

Section 12.1 Notices.

(a)Notice to Stockholders.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the corporation.  Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the General Corporation Law to be given by electronic transmission).  A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation.  A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files or information.  Any notice to stockholders given by the corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL.  The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

(b)Notice to Directors.  Except as otherwise provided herein or permitted by applicable law, notices to any director may be in writing and delivered personally or mailed to such director at such director’s address appearing on the books of the corporation, or may be given by telephone or by any means of electronic transmission (including, without limitation, electronic mail) directed to an address for receipt by such director of electronic transmissions appearing on the books of the corporation.

(c)Notice to Stockholders Sharing an Address.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under the provisions of DGCL, the Certificate of Incorporation or the Bylaws will be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given.  Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 12.1(c), shall be deemed to have consented to receiving such single written notice.  Any consent will be revocable by the stockholder by written notice to the corporation.

ARTICLE 13

Forum for Adjudication of Disputes

Section 13.1 Forum for Adjudication of Disputes.

(a)Forum-Selection Provision For Internal Affairs Disputes.  Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for:

(i)any derivative action or proceeding brought on behalf of the corporation;

(ii)any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, other employee, or stockholder of the corporation to the corporation or the corporation's stockholders;

(iii)any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or

(iv)any action asserting a claim governed by the internal affairs doctrine;

in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein.  Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 13.1(a).

(b)Federal Forum-Selection Provision For Securities Act Claims.  Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.  Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 13.1(b).

ARTICLE 14 AMENDMENTS

Section 14.1 Amendments.  The Board of Directors is expressly empowered to adopt, alter, amend or repeal the Bylaws of the corporation.  No adoption, alteration, amendment or repeal of the Bylaws of the corporation by the Board of Directors will be effective if any two (2) or more directors then in office have not voted in favor of such adoption, alteration, amendment or repeal.  The stockholders also will have power to adopt, alter, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by stockholders will require the vote of not less than 85% of the voting power of all outstanding shares of capital stock of the corporation that are entitled to vote on the matter.